EXHIBIT 10.55

CORNING INCORPORATED

LETTER OF UNDERSTANDING

AMENDMENT NO. 3

Whereas Corning Incorporated (the “Company”) and Wendell P. Weeks (the “Executive”) entered into that certain Letter of Understanding dated April 23, 2002 (the “Letter”); and

Whereas the Company and the Executive amended such Letter on February 1, 2004 (Amendment No. 1); and

Whereas the Company and the Executive amended such Letter on February 13, 2008 (Amendment No. 2); and

Whereas the Company and the Executive want to amend the Letter to take into account federal tax law changes under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

Now Therefore, the Company and Executive hereby agree to the following amendments, which shall be effective as of January 1, 2005:

1.	Subsection 4(e)(vi) of the Letter is amended by replacing such subsection with the following:

“(vi) If before the later of the last day of the calendar year during which the Date of Termination occurs or 6 months after the Date of Termination, a new employer does not provide for the disposition of your principal residence in the Corning, New York area and you make a request of the Company in the calendar year following the calendar year in which the Date of Termination occurs, the Company will acquire your home at the higher of (A) its appraised value under the Company’s then effective relocation policy, or (B) the original purchase price, plus documented improvements, less allowances for depreciation in accordance with the Company’s then effective “protected value” relocation policy; provided that such purchase must take place and be finalized in the calendar year following the year in which the Date of Termination occurs and, if Executive is a “specified employee” (as defined in Section 409A), on a date that is at least 6 months and one day following the Date of Termination. The Company agrees to use good faith efforts to ensure the purchase occurs in the time period described in the previous sentence.”

2.	Any reference in the Letter to “as soon as practicable after the Date of Termination” shall mean a date that is not later than thirty (30) days after the Date of Termination.

3.	The following new Section 8 shall be added to the Letter:

8. Coordination with Change in Control Agreement. No amounts or benefits shall be provided to Executive under this Letter in the event that the Executive becomes entitled to benefits under a separate Change in Control Agreement with the Company which separately addresses payments in that situation.

IN WITNESS WHEREOF, the parties have executed this Amendment on December 19, 2008.

CORNING INCORPORATED

/s/ John P. MacMahon		/s/ Wendell P. Weeks
By:	John P. MacMahon	Wendell P. Weeks
Senior Vice President,
Global Compensation and Benefits

182